UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

               Worldwide Specialty Chemicals Inc.               –

(Exact name of registrant as specified in its charter)

               Delaware               –

(State or other jurisdiction of incorporation)

000-55554 –	47-5048026 –
(Commission File Number)	(IRS Employer Identification No.)

Downtown Republic Center, Suite 3100

325 N. Saint Paul Street, Dallas, TX 75201.

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (214) 676-5475

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 19, 2017, Worldwide Specialty Chemicals Inc. (the “Company”) dismissed the Company’s independent accounting firm, Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”), as the Company’s auditor for the 2016 audit.

Carr, Riggs & Ingram did not complete the procedures necessary to issue a report on the Company’s financial statements for the fiscal year ended December 31, 2016.

The decision to change the Company’s auditor was recommended by the Board of Directors of the Company.

During the fiscal year ended December 31, 2016, and through the interim period ended December 19, 2017, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Carr, Riggs & Ingram on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal year ended December 31, 2016, and through the interim period ended December 19, 2017, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

The Company has provided Carr, Riggs & Ingram with a copy of this Form 8-K and requested that Carr, Riggs & Ingram provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements related to them made by the Company in this report.  A copy of Carr, Riggs & Ingram’s letter, dated December 20, 2017, is attached as Exhibit 16.1 to this report.

Effective November 17, 2017, the Company engaged the firm of Whitley Penn LLP as the Company’s principal accountant to audit the Company’s financial statements.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

Exhibit Number	Description
16.1	Letter from Carr, Riggs & Ingram LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Specialty Chemicals Inc.
(Registrant)

By:	/s/ E. Thomas Layton
	Name:	E. Thomas Layton
	Title:	Chairman/Chief Executive Officer